Exhibit 99.1

                                                    For More Information
                                           Michael C. Miller, CEO 336.626.8300

                            [LOGO]    FNB UNITED CORP.
_________________________________________________________________________
FNB United Corp.  P.O. Box 1328, Asheboro, NC 27204
                                  150 S. Fayetteville Steet, Asheboro, NC 27203

                Hancock, Pugh Retire from FNB United Corp. Board

     December 31, 2007 - Asheboro, NC - FNB United Corp. (NASDAQ:FNBN), the holding company for CommunityONE Bank, N.A., today announced the retirements of Wilbert L. Hancock and Richard K. Pugh from the Boards of Directors of FNB United Corp. and its subsidiary, CommunityONE Bank, N.A., effective December 31, 2007.

     Hancock joined the board of First National Bank of Asheboro, predecessor to CommunityONE and FNB United, in 1973. Pugh joined the boards of First National and FNB United in 1988. First National Bank and Trust Company became CommunityONE Bank, N.A. in June of this year.

     The retirements are in accord with the Company's governance policies, and there are no disagreements with the board of either the holding company or bank.

     "These fine businessmen contributed greatly in guiding the Bank's growth and strategy during their terms of service," said Michael C. Miller, FNB United Chairman.

     FNB United Corp. is the central North Carolina-based bank holding company for CommunityONE Bank, N.A., and the bank's subsidiary, Dover Mortgage Company. Opened in 1907, CommunityONE (MyYesBank.com) operates 43 offices in 35 communities throughout central, southern and western North Carolina. Through these companies, FNB United offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.



Transmitted on Business Wire on December 31, 2007  6:30 AM Eastern Time.



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